Calculation of Filing Fee Tables
S-3
UDR, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Other	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Debt	Guarantees of Debt Securities	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants	457(r)				0.0001381
Fees to be Paid	7	Other	Subscription Rights	457(r)				0.0001381
Fees to be Paid	8	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	9	Other	Purchase Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 66,962.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as shares of preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, and shares of common stock issuable upon the exchange or conversion of shares of preferred stock so offered or sold that are exchangeable for or convertible into shares of common stock or upon the exercise of common stock warrants so offered, sold or distributed. This registration statement covers shares of preferred stock, depositary shares, shares of common stock, debt securities or other securities registered hereby that may be offered or sold pursuant to subscription rights. This registration statement also covers shares of preferred stock, depositary shares, shares of common stock, debt securities, guarantees and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate. Not required to be included pursuant to Form S-3 General Instruction II.F. We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), we are deferring payment of the entire registration fee.

[2]	See Note 1.

[3]	See Note 1. Each depositary share will be issued under a deposit agreement, which will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt.

[4]	See Note 1.

[5]	See Note 1. We also are registering an indeterminate amount of guarantees by certain of our subsidiaries, including United Dominion Realty, L.P., of debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[6]	See Note 1.

[7]	See Note 1.

[8]	See Note 1.

[9]	See Note 1. Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from each other.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	UDR, Inc.	S-3	333-269757	02/14/2023		$ 66,962.00	Equity	Common Stock, $0.01 par value per share	14,016,954	$ 766,306,875.00
Fee Offset Sources		UDR, Inc.	S-3	333-269757		02/14/2023						$ 66,962.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On February 14, 2023, the Company filed a 425(b)(5) prospectus supplement (the "Prior Prospectus Supplement") to the base prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333- 269757) (the "2023 Registration Statement") in connection with the Company's "at-the-market" offering program (the "ATM Program"). In connection with the Prior Prospectus Supplement, the Company owed a filing fee of $66,962 to register the offering of 14,016,954 shares of the Company's common stock, of which $66,962 was applied from registration fees previously paid for unsold securities under the Company's prospectus supplement dated July 29, 2021 to the base prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333- 236846). No shares were sold under the Prior Prospectus Supplement and 14,016,954 shares of common stock registered in connection with the ATM Program remain unsold as of the date hereof. The 2023 Registration Statement expired on February 14, 2026 and the Company has terminated the offering that included the unsold shares of common stock under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $66,962 that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to offset the filing fees payable pursuant to this registration statement. Unsold Aggregate Offering Amount Associated with Fee Offset Claimed is based on the assumed maximum offering price for purposes of calculating, in accordance with Rule 457(c), the registration fee contemporaneously paid in connection with the unsold securities with the Prior Prospectus Supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A